EXHIBIT 23(f)


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the inclusion in this registration statement on Amendment No. 1 to Form S-3 of our report dated March 6, 1998, on our audits of the financial statements and financial statement schedules of the Orlando SMSA Limited Partnership. We also consent to the references to our firm under the captions "Experts."




                                           /s/PricewaterhouseCoopers LLP

Atlanta, Georgia
January 27, 1999